                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") by and between Franklin Bank Corp., a Delaware corporation (the "Company"), and Ranieri & Co., Inc., a Delaware corporation (the "Consultant"), is dated as of the 4th day of November, 2002.

                               W I T N E S S E T H

         WHEREAS, on April 9, 2002, the Company acquired all of the outstanding capital stock of Franklin Bank, S.S.B., a Texas state savings bank (the "Bank"), pursuant to the terms of an Agreement and Plan of Reorganization dated as of October 3, 2001, as amended (the "Reorganization Agreement"); and

         WHEREAS, the Reorganization Agreement imposes certain restrictions upon the operations of the Company until such time as the Company raises an additional $35 million in capital through a private placement in which certain of the former shareholders of the Bank are entitled to participate; and

         WHEREAS, the Company has received a proposal from Friedman, Billings, Ramsey & Co., Inc. ("FBR") pursuant to which the Company would receive gross proceeds of approximately $75 million from an offering made through FBR to qualified institutional investors, institutional accredited investors and persons living outside the United States, as well as the individual accredited investors having participation rights under the Reorganization Agreement (the "Offering"); and

         WHEREAS, the Company believes that the Offering is in the best interests of the Company and its stockholders and desires to proceed with the Offering; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to retain the services of the Consultant on the terms and conditions set forth below to assist the Company in the deployment of the additional capital proposed to be raised in the Offering over the Company's original expectation, and the Consultant desires to render such services;

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. CONSULTING PERIOD. Subject to earlier termination in accordance with Section 3 hereof or cancellation in accordance with Section 9 hereof, the Consultant shall make available to the Company employees of Consultant for the purpose of rendering consulting services, on the terms and conditions set forth in this Agreement, for the period beginning on the date of closing of the Offering (or another capital raising transaction in which the Company receives at least $80 million)(the "Commencement Date") and ending on the third anniversary of the date of the closing (the "Consulting Period").

         2. CONSULTING SERVICES. During the Consulting Period, the Consultant's employees shall devote such time as may be necessary to render such consulting services as may reasonably be requested from time to time by the Board of Directors and/or the Chief Executive Officer of the Company, including, without limitation: strategic planning advice and guidance; asset and liability management advice (including, for example, reviewing Asset/Liability Committee materials and providing input thereon upon request); advice regarding capital markets transactions and issues; advice regarding merger and acquisition opportunities in the financial services industry; and representing the Company's interests in the affairs of the financial services industry. The Consultant's services shall be performed at such times and locations as shall be mutually convenient to the Consultant and the Company.

         3. TERMINATION. Consultant agrees that it will perform its services hereunder in conformity with the highest business, trade and professional standards and will apply to such services the degree of skill, care and supervision necessary to ensure that the services shall be delivered in a timely fashion and shall be of the highest quality and in accordance with the business, trade and professional standards customary in the industry. If the Company determines that services by Consultant pursuant to this Agreement do not satisfy the standard of care set forth in this section, the Company may by written notice of termination specifying the deficiencies and providing Consultant 20 days to cure all such deficiencies. At the end of such 20-day period, the Company shall provide Consultant with a written notice either (a) withdrawing the notice of termination previously delivered and confirming that the specific delinquencies have been cured, or (b) stating that the delinquencies have not been cured and confirming termination of the Agreement effective immediately upon delivery to Consultant of such confirmation. In addition to the foregoing, Consultant may at any time by written notice to the Company terminate this Agreement and Consultant's services hereunder effective 15 days after delivery of such notice. Upon termination of this Agreement pursuant to this Section, Consultant shall be entitled to retain the cash portion of the Consulting Fee (as hereinafter defined) previously paid or accrued plus reimbursement for any expenses previously incurred, all to the date of such termination, but shall forfeit the right to any future payments pursuant to this Agreement, and shall forfeit the Option (as hereinafter defined) to the extent not previously exercised.

         4. CONSULTING FEE. In consideration of the foregoing, and subject to the provisions of Sections 3 and 9 hereof, the Company shall pay the Consultant a consulting fee (the "Consulting Fee") composed of (a) a cash payment of $500,000 per year, payable in equal monthly installments during the Consulting Period, and (b) a ten-year option to purchase 570,000 shares, subject to antidilutive adjustment, of Class A Common Stock of the Company at an exercise price equal to the fair market value thereof, which is agreed to be the price at which the Company's Class A Common Stock is offered in the Offering (the "Option"). The Option shall (x) vest and become exercisable in one-third increments on each of the three anniversary dates of the Commencement Date, (y) fully vest and become fully exercisable upon the occurrence of a Change of Control (as hereinafter defined), and (z) shall be transferable to the extent permitted by applicable securities laws. The Company also shall reimburse the Consultant for any reasonable out-of-pocket expenses incurred by the Consultant in performing services pursuant to this Agreement.

         5. NON-EXCLUSIVE ENGAGEMENT. The Company acknowledges that this engagement is not exclusive on the part of Consultant and, during the Consulting Period, the Consultant may engage in other business endeavors, one or more of which may be competitive with the businesses of the Company.

         6. CONFIDENTIAL INFORMATION. During the Consulting Period and at all times thereafter, and except as otherwise required by law or legal process, the Consultant shall not disclose to anyone who, to the knowledge of the Consultant, is not authorized to receive such information, any confidential information of the Company and any confidential information relating to the Company's former or present customers or potential customers of which the Consultant becomes aware during the Consulting Period, other than any such information which was or becomes generally available on a nonconfidential basis (other than as a result of the Consultant's violation of this Section 6) (the "Confidential Information"). The Company shall be entitled to all equitable remedies to enforce any breach or threatened breach of this Section 6.

         7. INDEMNIFICATION. The Company hereby agrees to indemnify the Consultant and the employees of Consultant performing services pursuant to this Agreement to the fullest extent permitted by applicable law from and against any and all liability, costs and expenses (including attorneys' fees) that may be incurred by the Consultant as a result of the Consultant's rendering consulting services to the Company pursuant to this Agreement and as a result of Consultant's enforcing its rights under this Section 7 against the Company, other than any such liability which arises as a direct result of the willful misconduct or gross negligence of the Consultant or its employees performing services hereunder.

         8. STATUS AS INDEPENDENT CONTRACTOR. Consultant and the Company hereby acknowledge and agree that Consultant's service to the Company hereunder shall be in the capacity of an independent contractor to the Company and not as an employee, and that the Consultant is solely responsible for the payment of all federal, state, local and foreign personal income taxes that are required by applicable laws or regulations to be paid with respect to the consulting fee.

         9. SUCCESSORS; CHANGE OF CONTROL. (a) This Agreement shall not be assignable by the Company or the Consultant without the prior written consent of the other; provided, that the Option may be assigned by Consultant to the extent provided therein. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Company and its permitted successors and assigns.

                  (b) Upon the occurrence of a Change of Control (as hereinafter defined), this Agreement (i) shall immediately be cancelled without any further action on the part of the Company or Consultant and subject to compliance with this section the parties thereafter shall have no further rights or obligations pursuant to this Agreement, (ii) the Company shall promptly pay to the Consultant the accrued but unpaid cash portion of the Consulting Fee and expenses incurred by the Consultant through the date of the Change of Control and (iii) the Option shall be fully vested and exercisable by the holder thereof. For purposes of this Agreement, a "Change of Control" shall mean the happening of any of the following events:

                           (1)      The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 9(b); or

                           (2)      Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason other than the act of Consultant or an affiliate of Consultant to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (3)      Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (4)      Approval by the stockholders of the Company
of a complete liquidation or dissolution of the Company; or

                           (5)      The date on which the Company shall
consummate an underwritten public offering of Common Stock registered under the Securities Act, and as a result of which a class of the Company's capital stock is authorized for trading in an automated interdealer quotation system of a registered national securities association or is listed for trading on a national securities exchange.

         10. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                  (c) The Consultant and the Company acknowledge and agree that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

         IN WITNESS WHEREOF, pursuant to the authorization of their respective Boards of Directors, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.

RANIERI & CO., INC.


By: ____________________________________
Name: __________________________________
Title: _________________________________

                                      FRANKLIN BANK CORP.


                                      By: _________________________________